                                                                       EXHIBIT 4


                                                     Draft of September 15, 1994




- --------------------------------------------------------------------------------


                            FIRSTFED FINANCIAL CORP.

                                       TO

                      HARRIS TRUST COMPANY OF CALIFORNIA

                                     Trustee



                                ________________

                                   Indenture

                           Dated as of ________, 1994

                                ________________




                                  $50,000,000


                              ____% Notes due 2004


- --------------------------------------------------------------------------------

                            FIRSTFED FINANCIAL CORP.

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ________, 1994


Trust Indenture                                    Indenture
  Act Section                                       Section
- ---------------                                    ---------

Section  310(a)(1)  ...............................   609
            (a)(2)  ...............................   609
            (a)(3)  ...............................   Not
                                                      Applicable
            (a)(4)  ...............................   Not
                                                      Applicable
            (b)     ...............................   608
                                                      610
Section  311(a)     ...............................   613
            (b)     ...............................   613
            (b)(2)  ...............................   703(a)
                                                      703(b)
Section  312(a)     ...............................   701
                                                      702(a)
            (b)     ...............................   702(b)
            (c)     ...............................   702(c)
Section  313(a)     ...............................   703(a)
            (b)     ...............................   703(a)
            (c)     ...............................   703(a)
            (d)     ...............................   703(b)
Section  314(a)     ...............................   704
Section  314(a)(4)  ...............................   1018
            (b)     ...............................   Not
                                                      Applicable
            (c)(1)  ...............................   102
            (c)(2)  ...............................   102
            (c)(3)  ...............................   Not
                                                      Applicable
            (d)     ...............................   Not
                                                      Applicable
            (e)     ...............................   102
Section  315(a)     ...............................   601(a)
            (b)     ...............................   602
            (c)     ...............................   601(b)
            (d)     ...............................   601(c)
            (d)(1)  ...............................   601(a)(1)
                    ...............................   601(c)(1)
            (d)(2)  ...............................   601(c)(2)
            (d)(3)  ...............................   601(c)(3)
            (e)     ...............................   514

Trust Indenture                                          Indenture
  Act Section                                             Section
- ---------------                                          ---------

Section  316(a)           ...............................   101
            (a)(1)(A)     ...............................   502
                                                            512
            (a)(1)(B)     ...............................   513
            (a)(2)        ...............................   Not
                                                            Applicable
            (b)           ...............................   508
            (c)           ...............................   104
Section  317(a)(1)        ...............................   503
            (a)(2)        ...............................   504
            (b)           ...............................   1003
Section  318(a)           ...............................   107





______________

         Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                                Page
                                                                                                ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Recitals of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application


                                                                                                Page
                                                                                                ----
         SECTION 101.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Bank Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Bank Subordinated Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Capital Lease Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Consolidated Adjusted Net Income . . . . . . . . . . . . . . . . . . . . . . .   4
                 Consolidated Adjusted Net Worth  . . . . . . . . . . . . . . . . . . . . . . .   4
                 Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Incur  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Insured Depository Institution . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7






___________
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                 Page
                                                                                                 ----
                 Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 Net Available Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 Offer to Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 OTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 Permitted Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 Permitted Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Purchase Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Purchase Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Redeemable Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Regulatory Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Related Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 Security Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 Wholly Owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 102.     Compliance Certificates and Opinions  . . . . . . . . . . . . . . . .   20
         SECTION 103.     Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . .   21
         SECTION 104.     Acts of Holders; Record Date  . . . . . . . . . . . . . . . . . . . .   21
         SECTION 105.     Notices, etc., to Trustee and Company . . . . . . . . . . . . . . . .   23
         SECTION 106.     Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 107.     Application of Trust Indenture Act  . . . . . . . . . . . . . . . . .   24



                                                                                                Page
                                                                                                ----
         SECTION 108.     Effect of Headings and Table of Contents  . . . . . . . . . . . . . .  24
         SECTION 109.     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 110.     Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 111.     Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 112.     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 113.     Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 114.     No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . .  25


                                  ARTICLE TWO

                                 Security Forms


         SECTION 201.     Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 202.     Form of Face of Security  . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 203.     Form of Reverse of Security . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 204.     Form of Trustee's Certificate of Authentication . . . . . . . . . . .  31


                                 ARTICLE THREE

                                 The Securities


         SECTION 301.     Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 302.     Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 303.     Execution, Authentication, Delivery and Dating  . . . . . . . . . . .  33
         SECTION 304.     Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 305.     Registration, Registration of Transfer and Exchange . . . . . . . . .  34
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . .  37
         SECTION 307.     Payment of Interest; Interest Rights Preserved  . . . . . . . . . . .  38
         SECTION 308.     Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 309.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 310.     Computation of Interest . . . . . . . . . . . . . . . . . . . . . . .  40


                                  ARTICLE FOUR

                           Satisfaction and Discharge


         SECTION 401.     Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . .  40
         SECTION 402.     Application of Trust Money  . . . . . . . . . . . . . . . . . . . . .  42


                                  ARTICLE FIVE

                                    Remedies





                                                                                                                            Page
                                                                                                                            ----
         SECTION 501.     Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
         SECTION 502.     Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . .     45
         SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . .     46
         SECTION 504.     Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     47
         SECTION 505.     Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . . . . . . . .     48
         SECTION 506.     Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     48
         SECTION 507.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     49
         SECTION 508.     Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . . . . . . .     50
         SECTION 509.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
         SECTION 510.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     50
         SECTION 511.     Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
         SECTION 512.     Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
         SECTION 513.     Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51
         SECTION 514.     Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52
         SECTION 515.     Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     52



                                  ARTICLE SIX

                                  The Trustee


         SECTION 601.     Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
         SECTION 602.     Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
         SECTION 603.     Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     54
         SECTION 604.     Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . . . . . . . .     56
         SECTION 605.     May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
         SECTION 606.     Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     56
         SECTION 607.     Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
         SECTION 608.     Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
         SECTION 609.     Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . .     58
         SECTION 610.     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . .     58
         SECTION 611.     Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
         SECTION 612.     Merger, Conversion, Consolidation or Succession to Business. . . . . . . . . . . . . . . . . ..     60


                                                                                               Page
                                                                                               ----
         SECTION 612.     Merger, Conversion, Consolidation or Succession to Business . . . .
         SECTION 613.     Preferential Collection of Claims Against Company . . . . . . . . .   60


                                 ARTICLE SEVEN

               Holders' Lists and Reports by Trustee and Company

         SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders . . . . .   61
         SECTION 702.     Preservation of Information; Communications to Holders  . . . . . .   61
         SECTION 703.     Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 704.     Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . .   62


                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

         SECTION 801.     Company May Consolidate, etc. Only on Certain Terms . . . . . . . .   63
         SECTION 802.     Successor Substituted . . . . . . . . . . . . . . . . . . . . . . .   64


                                  ARTICLE NINE

                            Supplemental Indentures

         SECTION 901.     Supplemental Indentures Without Consent of Holders  . . . . . . . .   64
         SECTION 902.     Supplemental Indentures with Consent of Holders . . . . . . . . . .   65
         SECTION 903.     Execution of Supplemental Indentures  . . . . . . . . . . . . . . .   66
         SECTION 904.     Effect of Supplemental Indentures . . . . . . . . . . . . . . . . .   67
         SECTION 905.     Conformity with Trust Indenture Act . . . . . . . . . . . . . . . .   67
         SECTION 906.     Reference in Securities to Supplemental Indentures  . . . . . . . .   67

                                  ARTICLE TEN

                                   Covenants

                                                                                                                            Page
                                                                                                                         ----
         SECTION 1001.    Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 1002.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         SECTION 1003.    Money for Security Payments to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 1004.    Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 1005.    Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 1006.    Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 1007.    Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 1008.    Limitation on Company Funded Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 1009.    Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         SECTION 1010.    Limitations Concerning Distributions By Subsidiaries, etc.  . . . . . . . . . . . . . . . . .   75
         SECTION 1011.    Limitation on Dispositions of Certain Capital Stock and
                          Assets of Subsidiaries that are Insured Depository Institutions . . . . . . . . . . . . . . .   76
         SECTION 1012.    Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 1013.    Limitation on Transactions with Affiliates and Related Persons  . . . . . . . . . . . . . . .   79
         SECTION 1014.    Maintenance of Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 1015.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 1016.    Notice Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 1017.    Provision of Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 1018.    Statement by Officers as to Default; Compliance Certificates  . . . . . . . . . . . . . . . .   82
         SECTION 1019.    Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83



                                 ARTICLE ELEVEN

                            Redemption of Securities



         SECTION 1101.    Right of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         SECTION 1102.    Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         SECTION 1103.    Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         SECTION 1104.    Selection by Trustee of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . .   84
         SECTION 1105.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 1106.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         SECTION 1107.    Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         SECTION 1108.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

                                                                                                                            Page
                                                                                                                         ----
         SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . . .   87
         SECTION 1202.    Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         SECTION 1203.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         SECTION 1204.    Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . .   88
         SECTION 1205.    Deposited Money and U.S. Government Obligations to be Held in Trust;
                          Other Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         SECTION 1206.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

                 INDENTURE, dated as of ________, 1994, between FirstFed Financial Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 401 Wilshire Blvd., Santa Monica, CA 90401, Harris Trust Company of California, a State trust company duly organized and existing under the laws of the State of California, as Trustee (together with any successor as Trustee hereunder, the "Trustee") and the Bank of Montreal Trust Company, as Paying Agent.


                            RECITALS OF THE COMPANY

                 The Company has duly authorized the creation of an issue of $50,000,000 aggregate principal amount of its ____% Notes due 2004 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                 All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.     Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation;

                 (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its wholly owned Subsidiaries; and


                 (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms, used principally in Article Six, are defined in that Article.

                 "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Bank" means First Federal Bank of California, a federally chartered savings bank.

                 "Bank Subsidiary" means any Subsidiary of the Company that is an Insured Depository Institution.

                 "Bank Subordinated Debt" means Debt of any Bank Subsidiary which is permitted under Regulatory Requirements to be included in the capital of the Bank for regulatory purposes.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

                 "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.

                 "Change of Control" has the meaning specified in Section 1015.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Consolidated Adjusted Net Income" of any Person means for any period the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Subsidiary of such Person which is subject to restrictions which prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions, (c) the net income (or loss) of any Person that is not a Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) all extraordinary gains (other than tax credits to the extent they result in cash benefits to the owner thereof) and extraordinary losses; provided, further, that there shall be added thereto the aggregate amount of dividends paid with respect to preferred stock of Subsidiaries of the Company to the extent such amount was otherwise deducted in the foregoing calculation of Consolidated Adjusted Net Income.

                 "Consolidated Adjusted Net Worth" of any Person means the stockholders' equity of such Person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise for goodwill resulting from the application of pushdown accounting from the acquisition of control of the Company by another Person shall not be given effect to.

                 "Corporate Trust Office" means the principal office of the Trustee in the City of New York, New York at which at any particular time its corporate trust business shall be administered.

                 "corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

                 "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) all Capital Lease Obligations, (v) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person other than the Bank or any other Insured Depositary Institution under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in clauses
(i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, Guarantor or otherwise. Notwithstanding the foregoing, Debt shall not include any obligations of the Company with respect to any Wholly Owned Bank Subsidiary pursuant to any Regulatory Requirement.


                 "Depositary" means, the Person designated to act as Depositary by the Company in accordance with Section 303 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Depositary shall mean or include each Person who is then a Depositary hereunder.

                 "Event of Default" has the meaning specified in Section 501.

                 "Exchange Act" refers to the Securities Exchange Act of 1934, as it may be amended and any successor act thereto.

                 "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

                 "FDIC" means the Federal Deposit Insurance Corporation or any successor Federal agency.

                 "Funded Debt" means all Debt of any Person (including the Securities), whether secured or unsecured, which by its terms has a final maturity, duration or payment date more than one year from the date on which Funded Debt is to be determined (including any Debt of any Person having a final maturity, duration or payment date within one year from such date which, pursuant to the terms of any agreement under which it is issued or otherwise, may be renewed or extended at the option of such Person for more than one year from such date).

                 "Global Security" means a Security that evidences all or part of the Securities issued to the Depositary in accordance with Section 303 and bearing the legends prescribed in Sections 202 and 303.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or
(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include (a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or
(b) any obligations of the Company with respect to any Wholly Owned Bank Subsidiary pursuant to any Regulatory Requirement.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental Indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental Indenture, respectively.

                 "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Securities.

                 "Investment" in any Person means (without duplication) the acquisition or ownership of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt of such Person, any capital contribution to such Person, any deposit with, or advance, loan or other extension of credit to, such Person, any Guarantee of, or other contingent obligation with respect to, Debt or other liability of such Person or any amount committed to be advanced, lent or extended to such Person.

                 "Insured Depository Institution" means an insured depository institution within the meaning of 12 U.S.C. Section 1813(c)(2) or any successor law, rule or regulation.

                 "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                 "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Net Available Proceeds" from any disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such disposition or by applicable law, be repaid out of the proceeds from such disposition, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such disposition, and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or such Subsidiary thereof, as the case may be, after such disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee-termination costs associated with such disposition.

                 "Offer" has the meaning specified in the definition of Offer to Purchase.

                 "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Securities within five Business Days after the Expiration Date. The Company shall notify the Trustee at least

15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1017 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                 (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                 (2)      the Expiration Date and the Purchase Date;

                 (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

                 (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                 (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount

                 (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                 (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                 (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                 (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                 (10) that Holders will be entitled to withdraw all or any portion of Securities tendered (subject to paragraph (5) above) if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                 (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                 (12) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Opinions of counsel required to be delivered may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required and certificates as to matters of fact, including that various financial covenants have been complied with.

                 "OTS" means the Office of Thrift Supervision or any successor Federal Agency.

                 "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

              (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities;provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Securities which have been defeased pursuant to Section 1202 hereof; and

             (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this

         Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                 "Permitted Investments" means (i) any Investment in an Affiliate or Related Person of the Company which is a Wholly Owned Subsidiary prior to the Investment, (ii) any Investment of Net Available Proceeds in an Insured Depository Institution resulting in such institution becoming a Wholly Owned Bank Subsidiary, (iii) any Investment of Excess Proceeds in accordance with the provisions of Section 1011, (iv) any extension, renewal or replacement of Investments of any Person in effect as of the date of the Indenture, (v) any Investment by an Insured Depository Institution (other than an Investment in an Unrestricted Subsidiary) permitted in accordance with all applicable Regulatory Requirements, (vi) any Investment (other than an Investment in an Unrestricted Subsidiary) that would be permitted to the Company or any Subsidiary of the Company on the date such Investment is made if the Company on that date were a multiple savings and loan holding company (as defined in 12 CFR Section 583.12) in accordance with all applicable Regulatory Requirements, (vii) any Investment in a Person as a result of which such Person becomes a Wholly Owned Subsidiary,
(viii) any payments or contributions of any kind by the Company to a

Bank Subsidiary required pursuant to Regulatory Requirements, or (ix) Investments in the following types of instruments:

                 (a) direct obligations of the United States of America or any agency or instrumentality thereof, or obligations guaranteed by the United States of America or any agency or instrumentality thereof, provided that such obligations mature within one year from the date of acquisition thereof; or


                 (b) demand deposit accounts, or certificates of deposit or other obligations, maturing within one year after acquisition thereof, either fully insured by the FDIC (or any successor Federal agency) or issued by a national or state bank, trust or thrift institution having capital, surplus and undivided profits of at least $250,000,000, and having (or being the Wholly Owned Subsidiary of a holding company having) a short-term credit rating, at the time of purchase, within one of the two then-highest rating categories of Moody's Investors Service or Standard & Poor's Corporation; or

                 (c) commercial paper rated at the time of purchase in one of the two then-highest rating categories by Moody's Investors Service or by Standard & Poor's Corporation and maturing not more than 270 days from the date of creation thereof; or

                 (d) guaranteed investment contracts of insurance companies whose claims-paying ability at the time of purchase is rated AA/Aa or higher by Moody's Investors Service or by Standard & Poor's Corporation, provided that the total amount of investments in such contracts which may constitute Permitted Investments at any one time pursuant to this section (d) shall not at any time exceed 20% of the Company's total Permitted Investments; or

                 (e) repurchase agreements with respect to direct obligations of the United States of America or any agency or instrumentality thereof, or obligations guaranteed by the United States of America or any agency or instrumentality thereof, provided that such repurchase agreements mature within one year from the date of creation thereof; or

                 (f)  cash.

                 "Permitted Lien" means the following:

              (i) any Lien existing, or provided for under arrangements existing, as of the date of this Indenture;

             (ii) any Lien on Capital Stock of the Company sold or contributed to the Banks' employee stock ownership plan;

            (iii) any Lien arising by reason of (1) any judgment, decree or order of any court or other governmental authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments or similar charges not yet delinquent or which are being contested in good faith; (3) security for the payment of insurance-related obligations (including but not limited to in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto); (4) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business; (6) deposits or pledges to secure public or statutory obligations, progress payments, surety and appeal bonds or other obligations of like nature incurred in the ordinary course of business; (7) title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole; or (8) operation of law, in favor of landlords, mechanics, carriers, warehousemen, materialmen, laborers, employees, suppliers, banks or others, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

             (iv) any Lien on any computer or management information systems equipment equipment acquired after the date of this Indenture; and

              (v) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clause (i) (in addition to any such extension, renewal, refinancing or replacement permitted pursuant to such clause) so long as the amount of security is not increased thereby.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                 "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

                 "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

                 "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

                 "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means ______________ or ______________ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

                 "Regulatory Requirement", as to any Person, means any law, ordinance, administrative or governmental rule, regulation, official interpretation applicable to it or any of its properties, any formal or informal written demand, directive or notice to such Person by any administrative or governmental agency requiring or prohibiting action by such Person, any written agreement between any administrative or governmental agency and such Person, or any order or decree of any court or governmental agency or body having jurisdiction over such Person or any of its properties, including any such order or directive by the OTS applicable to OTS regulated institutions generally, including such Person.

                 "Related Person" of any Person means any other Person directly or indirectly owning (a) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (b) 10% or more of combined voting power of the Voting Stock of such Person.

                 "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Payments" has the meaning specified in Section
1009.

                 "Securities" has the meaning stated in the first recital of this Indenture.

                 "Securities Act" refers to the Securities Act of 1933, as it may be amended and any successor act thereto.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity", when used with respect to any Security or any instalment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of interest is due and payable.

                 "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Securities to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Securities exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Securities, upon notice by the Holders of 25% or more in principal amount of the Securities to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt shall not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Securities or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Securities (unless the Securities shall no longer be Outstanding), other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those contained in Section 1016 hereof.

                 "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. "Subsidiary" shall not include an Unrestricted Subsidiary created in accordance with the definition of "Unrestricted Subsidiary".

                 "Tangible Net Worth" of any Person means its net worth calculated in accordance with generally accepted accounting principles, less goodwill.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "U.S. Government Obligations" has the meaning specified in
Section 1204.

                 "Unrestricted Subsidiary" means (1) any entity which, but for its designation as an Unrestricted Subsidiary by the Board of Directors, would be a Subsidiary of the Company, but only if (a) neither the Company nor any of its other Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such entity or any Subsidiary of such entity (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such entity or any Subsidiary of such entity, and (b) no default with respect to any Debt of such entity or any Subsidiary of such entity (including any right which the Holders thereof may have to take enforcement action against such entity or Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (other than the Bank or its successor) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either

(x) the Subsidiary to be so designated has total assets of $1,000 or less or
(y) immediately after giving pro forma effect to such designation, the Company would then be permitted to make a Restricted Payment pursuant to the "Limitation on Restricted Payments" covenant in an amount equal to the greater of (A) the aggregate amount of all Investments made by the Company and all Subsidiaries of the Company in such proposed Unrestricted Subsidiary and its Subsidiaries prior to such designation and (B) the Consolidated Adjusted Net Worth of such proposed Unrestricted Subsidiary, and upon such designation such amount shall be deemed to be a Restricted Payment. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) had such Unrestricted Subsidiary been a Subsidiary of the Company immediately prior thereto there would not have occurred and be continuing any Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, and (ii) for purposes of the definition of "Consolidated Adjusted Net Income," only the net income of such entity for the period beginning on the date of such designation shall be included therein.
Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

                 "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                 "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 102.  Compliance Certificates and Opinions.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                          Any certificate or opinion of an officer of the
Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                          Where any Person is required to make, give or execute
two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Date.

                          (a)     Any request, demand, authorization,
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                          Without limiting the generality of the foregoing, a
Holder, including the Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders, and the Depositary that is a

Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interest in any such Global Security.

                          (b)   The fact and date of the execution by any
Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                          (c)   The Company may, in the circumstances permitted
by the Trust Indenture Act, fix any future day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                          (d)   The ownership of Securities shall be proved
by the Security Register.

                          (e)   Any request, demand, authorization,
direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.  Notices, etc., to Trustee and Company.

                          Any request, demand, authorization, direction,
notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corp. Trust Dept., or

                          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.  Notice to Holders; Waiver.

                          Where this Indenture provides for notice to Holders
of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, whether or not actually received by such Holder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                          In case by reason of the suspension of regular mail
service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.  Application of Trust Indenture Act.

                          The Trust Indenture Act shall apply as a matter of
contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.  Effect of Headings and Table of Contents.

                          The Article and Section headings herein and the Table
of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  Successors and Assigns.

                          All covenants and agreements in this Indenture by the
Company shall bind its successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

                          In case any provision in this Indenture or in the
Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  Benefits of Indenture.

                          Nothing in this Indenture or in the Securities,
express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the Security Registrar and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

                          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


SECTION 113.  Legal Holidays.

                          In any case where any Interest Payment Date,
Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.

SECTION 114.     No Recourse Against Others.

                          This Indenture and the Securities are solely
corporate obligations of the Company. No recourse shall be had against, and no personal liability shall attach to, any director, officer, employee, incorporator, stockholder or Affiliate, past, present or future, of the Company or any successor thereto, or any of them, because of the creation of the indebtedness hereby authorized, or under, upon or by reason of any obligation, covenant or agreement contained in this Indenture or in any of the Securities or implied therefrom or any claim based thereon or in respect thereof; it being expressly understood that all such recourse and personal liability are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of such Securities.


                                  ARTICLE TWO

                                 Security Forms

SECTION 201.  Forms Generally.

                          The Securities and the Trustee's certificates of
authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

                          The definitive Securities shall be printed,
lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.


SECTION 202.  Form of Face of Security.

                          [If a Global Security to be held by The Depository
Trust Company, then insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          [If a Global Security, then insert - THIS IS A GLOBAL
SECURITY WITHIN THE MEANING OF THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY SHALL NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                            FIRSTFED FINANCIAL CORP.

                              ____% NOTES DUE 2004

No. __________                                                       $________

                          FirstFed Financial Corp., a corporation duly
organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor

Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars on ______, 2004, and to pay interest thereon from
________, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _______ and _______ in each year, commencing ________, 1995, at the rate of ____% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal and premium and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _________ or ________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.


                          Payment of the principal of (and premium, if any) and
interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          Reference is hereby made to the further provisions of
this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                          Unless the certificate of authentication hereon has
been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                          IN WITNESS WHEREOF, the Company has caused this
instrument to be duly executed under its corporate seal.


Dated:


                                                        FIRSTFED FINANCIAL CORP.

[Seal]

                                                       By_______________________
                                                         Title:
Attest:


______________________________
Title:


SECTION 203.  Form of Reverse of Security.


        This Security is one of a duly authorized issue of Securities of the Company designated as its ____% Notes due 2004 (the "Securities") issued under an Indenture, dated as of _________, 1994 (herein called the "Indenture"), between the Company, Harris Trust Company of California, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) and the Bank of Montreal Trust Company, as Paying Agent. The Securities are limited in aggregate principal amount to $50,000,000. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.


                          The Securities are subject to redemption upon not
less than 30 nor more than 60 days' notice by mail at any time on or after _______, 1999 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the 12-month period beginning _____________ of the years indicated,

    Year                                                 Redemption Price
    ----                                                 ----------------
    1999                                                       ____
    2000                                                       ____

    2001 and thereafter                                        100%

Upon the occurrence of a Change of Control, the Company may at its option redeem the Securities in whole but not in part at 101% of their principal amount plus accrued interest to the date of redemption. If within 15 days of such Change of Control the Company has not exercised its option to redeem the Securities, the Company shall be required to make an Offer to Purchase for all of the Securities at 101% of their principal amount plus accrued interest to the date of purchase. The Indenture further provides that, subject to certain conditions, if certain Net Available Proceeds are available to the Company as a result of certain dispositions of certain capital stock of Subsidiaries that are Insured Depository Institutions, the Company shall be required to make an Offer to Purchase for a specified portion of the Securities at 100% of their principal amount plus accrued interest to the date of purchase.

                          The Securities do not have the benefit of any sinking
fund obligations.


        In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of Holder hereof upon the cancellation hereof.


                          The Indenture contains provisions for defeasance at
any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

                          If an Event of Default shall occur and be continuing,
the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.


                          The Indenture permits, with certain exceptions
(including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


                          Unless the context otherwise requires, the Securities
shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase.

                          No reference herein to the Indenture and no provision
of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                          As provided in the Indenture and subject to certain
limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                          The Securities are issuable only in registered form
without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                          No service charge shall be made for any such
registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                          Prior to due presentment of this Security for
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                          Upon any consolidation or merger, or any sale,
assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of the Company in accordance with the Indenture, the successor Person to such transaction shall become the obligor on the Security and the Company, subject to the provisions of the Indenture, shall be discharged from all obligations and convenants under this Security and the Indenture.


                          The Indenture provides that no Holder of any
Securities thereunder may enforce any remedy or institute any proceeding under the Indenture except to the extent and on the conditions specified therein.

                          Interest on this Security shall be computed on the
basis of a 360-day year of twelve 30-day months.

                          All terms used in this Security which are defined in
the Indenture shall have the meanings assigned to them in the Indenture.

                          The Indenture and this Security shall be governed by
and construed in accordance with the laws of the State of New York.

SECTION 204.     Form of Trustee's Certificate of Authentication.

                          This is one of the Securities referred to in the
within-mentioned Indenture.



                                                         By ____________________
                                                            Authorized Signatory


                               ARTICLE THREE

                              The Securities

SECTION 301.  Title and Terms.

                          The aggregate principal amount of Securities which
may be authenticated and delivered under this Indenture is limited to $50,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, or 906 or in connection with an Offer to Purchase pursuant to Section 1011 or 1015.

                          The Securities shall be known and designated as the
"____% Notes due 2004" of the Company. The Stated Maturity of the Securities shall be ______, 2004. The Securities shall bear interest at the rate of ____% per annum, from _______, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on ______ and _______, commencing _______, 1995, until the principal thereof is paid or made available for payment.


                          The principal of (and premium, if any) and interest
on the Securities shall be payable at the office or agency of the Company in the City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                          The Securities shall be subject to repurchase by the
Company pursuant to an Offer to Purchase as provided in Sections 1011 and 1015.

                          The Securities shall be redeemable as provided in
Article Eleven.

                          The Securities shall be subject to defeasance at the
option of the Company as provided in Article Twelve.


SECTION 302.  Denominations.

                          The Securities shall be issuable only in registered
form without coupons and only in denominations of $1,000 and any integral multiple thereof.


SECTION 303.     Execution, Authentication, Delivery and Dating.

                          The Securities shall be executed on behalf of the
Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.


                          Securities bearing the manual or facsimile signatures
of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.


                          At any time and from time to time after the execution
and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

                          Each Security shall be dated the date of its
authentication.

                          No Security shall be entitled to any benefit under
this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.


                          The Company shall execute and the Trustee shall
authenticate one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of such of the Outstanding Securities as the Company shall have directed the Trustee to authenticate in the form of a Global Security or Global Securities, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary,
(iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect (or in the form required by the Depositary): "THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY SHALL NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."


                          The Depositary must, at all times while it serves as
such Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.


SECTION 304.  Temporary Securities.

                          Pending the preparation of definitive Securities, the
Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                          If temporary Securities are issued, the Company will
cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary

Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.     Registration, Registration of Transfer and Exchange.

                          The Company shall cause to be kept at the Corporate
Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                          Upon surrender for registration of transfer of any
Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

                          At the option of the Holder, Securities may be
exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                          All Securities issued upon any registration of
transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                          Every Security presented or surrendered for
registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                          No service charge shall be made for any registration
of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1011 or 1015 not involving any transfer.

                          The Company shall not be required (i) to issue,
register the transfer of or exchange any Security during the period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities under Section 1105 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                          Notwithstanding the foregoing, any Global Security
shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when such Depositary is required to be so registered in order to act as Depositary, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing a Default or an event which, with the giving of notice or lapse of time, or both, would constitute a Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depositary shall direct.


                          Notwithstanding any other provision of this Section,
unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities shall not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities evidenced in whole or in part by a Global Security, the Depositary may not sell, assign, transfer or otherwise convey any beneficial interest in a Global Security evidencing all or part of the Securities or such series unless such beneficial interest is in an amount equal to an authorized denomination for Securities of such series.

                          Upon the exchange of a Global Security for individual
Securities, such Global Security shall be cancelled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee and the Company shall not have any liability for the accuracy of the instructions received from the Depositary. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                          Neither the Company nor the Trustee shall have any
responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Securities under or through the Depositary or any such participant, or any other Person which is not shown on the Security Register as being a Holder, with respect to (1) the Securities;
(2) the accuracy of any records maintained by the Depositary or any such participant; (3) the payment by the Depositary or any such participant of any amount in respect of the principal of or premium or interest on the Securities; (4) any notice which is permitted or required to be given to Holders of Securities under this Indenture; (5) the selection by the Depositary or any such participant of any Person to receive payment in the event of a partial redemption of the Securities; or (6) any consent given or other action taken by the Depositary as Holder of Securities.


SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

                          If any mutilated Security is surrendered to the
Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                          If there shall be delivered to the Company and the
Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                          In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                          Upon the issuance of any new Security under this
Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                          Every new Security issued pursuant to this Section in
lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                          The provisions of this Section are exclusive and
shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.


SECTION 307.     Payment of Interest; Interest Rights Preserved.


                          The Company hereby appoints the Bank of Montreal
Trust Company as Paying Agent and the Bank of Montreal Trust Company hereby accepts such appointment.



        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the preceding __________ or __________, as the case may be.




        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:



                          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).




                          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.


                   Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


SECTION 308.  Persons Deemed Owners.

                          Prior to due presentment of a Security for
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309.  Cancellation.

                          All Securities surrendered for payment, redemption,
registration of transfer or exchange or any Offer to Purchase pursuant to
Section 1011 or 1015 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.
The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy such cancelled Securities.


SECTION 310.  Computation of Interest.

                          Interest on the Securities shall be computed on the
basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture.

                          This Indenture shall cease to be of further effect
(except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon Company request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                          (1)     either

                                  (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                                  (B)  all such Securities not theretofore
                 delivered to the Trustee for cancellation

                                       (i)  have become due and payable, or

                                      (ii)  will become due and payable at
                                  their Stated Maturity within one year, or

                                     (iii)  are to be called for redemption
                                  within one year under arrangements
                                  satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  Application of Trust Money.

                          Subject to the provisions of the last paragraph of
Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default.

                          "Event of Default", wherever used herein, means any
one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (1) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                          (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                          (3) default, on the applicable Purchase Date, in the purchase of Securities required to be purchased by the Company pursuant to an

                 Offer to Purchase as to which an Offer has been mailed to Holders; or

                          (4)  default in the performance, or breach, of
                               Section 801; or

                          (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (6) the occurrence of any event under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Debt of such type by the Company or any such Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $10 million, whether such Debt now exists or shall hereafter be created, which (i) shall consist of the failure to pay any portion of the principal of such Debt when due and payable or any portion of interest on such Debt when due and payable after the expiration of any applicable grace period with respect thereto or (ii) shall have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or


                          (7) a final judgment or final judgments (not subject to appeal and not covered by insurance) for the payment of money are entered against the Company or any Subsidiary of the Company in an aggregate amount in excess of $10 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded or unstayed for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

                          (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or
                 (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                          (9)  the commencement by the Company or any
                 Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary of the Company or of any substantial part of the property of the Company or any Subsidiary of the Company, or the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action.


SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

                          If an Event of Default (other than an Event of
Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal of and any accrued interest on the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

                         At any time after such a declaration of acceleration
has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                                  (A)  all overdue interest on all Securities,

                                  (B)  the principal of (and premium, if any,
                          on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

                                  (C)  to the extent that payment of such
                          interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

                                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                 and

                          (2)  all Events of Default, other than the
                 non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

                          The Company covenants that if

                          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                          If the Company fails to pay such amounts forthwith
upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                          If an Event of Default occurs and is continuing, the
Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

                          In case of any judicial proceeding relative to the
Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                          No provision of this Indenture shall be deemed to
authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


SECTION 505.     Trustee May Enforce Claims Without Possession of Securities.

                          All rights of action and claims under this Indenture
or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

                          Any money collected by the Trustee pursuant to this
Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:


                          FIRST:  To the payment of all amounts due the Trustee
                 under Section 607;




                          SECOND:  To the payment of the amounts then due and
                 unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and



                          THIRD:  The balance, if any, to the Person or Persons
                 entitled thereto, including the Company.

SECTION 507.  Limitation on Suits.

                          No Holder of any Security shall have any right to
institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.


        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right on the terms stated herein and in the Securities, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  Restoration of Rights and Remedies.

                          If the Trustee or any Holder has instituted any
proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  Rights and Remedies Cumulative.

                          Except as otherwise provided with respect to the
replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

                          No delay or omission of the Trustee or of any Holder
of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

                          The Holders of a majority in principal amount of the
Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513.  Waiver of Past Defaults.

                          The Holders of not less than a majority in principal
amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company); or





                          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
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                          Upon any such waiver, such default shall cease to
exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

                          In any suit by a Security Holder for the enforcement
of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee.


SECTION 515.  Waiver of Stay or Extension Laws.

                          The Company covenants (to the extent that it may
lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  The Trustee

SECTION 601.  Certain Duties and Responsibilities.

                          (a)     Except during the continuance of an Event of
Default,

                          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                          (b)     In case an Event of Default has occurred and
is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                          (c)     No provision of this Indenture shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                          (d)     Whether or not therein expressly so provided,
every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.  Notice of Defaults.

                          The Trustee shall give the Holders notice of any
default hereunder as and to the extent provided by the Trust

Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.  Certain Rights of Trustee.

                 Subject to the provisions of Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such

           Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company as may be reasonable, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) any expenses and compensation for any services rendered by the Trustee after the occurrence of an Event of Default specified in Section 501(8) or 501(9) shall, to the extent permitted by applicable law, constitute expenses and compensation for services of administration under all applicable federal or state bankruptcy, insolvency, reorganization or other similar laws.

                          The provisions of this Section shall survive the
termination of this Indenture.


SECTION 604.     Not Responsible for Recitals or Issuance of Securities.

                          The recitals contained herein and in the Securities,
except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the

Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.


SECTION 605.  May Hold Securities.

                          The Trustee, any Paying Agent, any Security Registrar
or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.


SECTION 606.  Money Held in Trust.

                          Money held by the Trustee in trust hereunder need not
be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 607.  Compensation and Reimbursement.

                          The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                          As security for the performance of the obligations of
the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any) or interest on Securities.


SECTION 608.  Disqualification; Conflicting Interests.

                          If the Trustee has or shall acquire a conflicting
interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.  Corporate Trustee Required; Eligibility.

                          There shall at all times be a Trustee hereunder which
shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (including the capital and surplus of its direct parent, with respect to Harris Trust Company of California only but not with respect to any successor Trustee) and maintains an office or agency in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.     Resignation and Removal; Appointment of Successor.

                          (a)  No resignation or removal of the Trustee and no
appointment of a successor Trustee pursuant to this

Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                          (b)  The Trustee may resign at any time by giving
written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (c)  The Trustee may be removed at any time by Act of
the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                          (d)  If at any time:

                          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bonafide Holder of a Security for at least six months, or

                          (2)  the Trustee shall cease to be eligible under
          Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                          (e)     If the Trustee shall resign, be removed or
become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor

Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (f)     The Company shall give notice of each
resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.  Acceptance of Appointment by Successor.

                          Every successor Trustee appointed hereunder shall
execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                          No successor Trustee shall accept its appointment
unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.

                          Any corporation into which the Trustee may be merged
or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


SECTION 613.     Preferential Collection of Claims Against Company.

                         If and when the Trustee shall be or become a creditor
of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN

               Holders' Lists and Reports by Trustee and Company

SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders.

                          The Company will furnish or cause to be furnished to
the Trustee

                          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.     Preservation of Information; Communications to Holders.

                          (a)     The Trustee shall preserve, in as current a
form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in
Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                          (b)     The rights of Holders to communicate with
other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                          (c)     Every Holder of Securities, by receiving and
holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

                          (a)  Within 60 days after April 15 of each year
commencing with the first April 15 following the first issuance of Securities hereunder, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such April 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding April 15 and the date of this Indenture.

                          The Trustee shall transmit the reports required by
Section 313(b) of the Trust Indenture Act and Section 602 at the times specified therein.

                          Reports pursuant to this Section shall be transmitted
in the manner and to the persons required by Section 313(c) and 312(d) of the Trust Indenture Act.

                          (b)     A copy of each such report shall, at the time
of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.


SECTION 704.  Reports by Company.

                          The Company shall file with the Trustee and the
Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.     Company May Consolidate, etc. Only on Certain Terms.


                          The Company (a) shall not consolidate with or merge
into any other Person or permit any other Person to consolidate with or merge into the Company; and (b) shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its consolidated properties and assets in which the Company does not survive or in which the Company:


                          (1) in a transaction in which the Company does not
                 survive or in which the Company directly or indirectly transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its consolidated assets, the successor entity is organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under this Indenture;


                          (2)  immediately after giving effect to such
                 transaction and treating any Debt which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have happened and be continuing;

                          (3) immediately after giving effect to such transaction, the Consolidated Adjusted Net Worth of the Company or the successor entity is equal to or greater than that of the Company immediately prior to the transaction; and




                          (4) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the Consolidated Adjusted Net Worth of the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.

                          The foregoing covenant shall not apply to the
consolidation or merger of any Wholly Owned Subsidiary of the Company with or into the Company, provided that the Company is the surviving entity.


SECTION 802.  Successor Substituted.

                          Upon any consolidation of the Company with, or merger
of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 901.     Supplemental Indentures Without Consent of Holders.

                          Without the consent of any Holders, the Company, when
authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or


                          (3) to secure the Securities pursuant to the requirements of Section 1012 or otherwise; or


                          (4)  to comply with any requirements of the
                 Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or


                          (5)     to cure any ambiguity, to correct or
                 supplement any provision herein which may be defective or inconsistent with any other provision herein, or to clarify or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.



SECTION 902.     Supplemental Indentures with Consent of Holders.

                          With the consent of the Holders of not less than a
majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                          (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

                          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                          (3)     modify any of the provisions of this Section,
                 Section 513 or Section 1019, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or


                          (4) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Section 1011 or 1015, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner materially adverse to such Holder.


                          It shall not be necessary for any Act of Holders
under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

                          In executing, or accepting the additional trusts
created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

                          Upon the execution of any supplemental indenture
under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.  Conformity with Trust Indenture Act.

                          Every supplemental indenture executed pursuant to
this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.     Reference in Securities to Supplemental Indentures.

                          Securities authenticated and delivered after the
execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                  ARTICLE TEN

                                   Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.

                          The Company will duly and punctually pay the
principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

                          The Company will maintain in the Borough of
Manhattan, The City of New York, an office or agency where

Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, or, if such Corporate Trust Office is not in the Borough of Manhattan, The City of New York, at the office or agency maintained in the Borough of Manhattan, The City of New York, pursuant to
Section 609 of this Indenture, and the Company hereby appoints the Paying Agent as its agent to receive all such presentations, surrenders, notices and demands.



                          The Company may also from time to time designate one
or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.    Money for Security Payments to be Held in Trust.


                          If the Company shall at any time act as its own
Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act; provided that (a) with respect to any such sums, such trust shall arise and be enforceable only on and after the date on which payment is due with regard to such sums, and only to the extent payment is then due, and only as to funds actually segregated and appropriated to such payments; and (b) nothing in this
Section 1003 shall prevent the payment of sums that have been deposited in trust with the Trustee in accordance with Article Twelve.


                          Whenever the Company shall have one or more Paying
Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                          The Company will cause each Paying Agent other than
the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                          The Company may at any time, for the purpose of
obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                          Any money deposited with the Trustee or any Paying
Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 1004.  Existence.

                          Subject to Article Eight and Section 1015, the
Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1005.  Maintenance of Properties.

                          The Company will cause all properties used or useful
in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1006.  Payment of Taxes and Other Claims.

                          The Company will pay or discharge or cause to be paid
or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its

Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1007.  Maintenance of Insurance.

                          The Company shall, and shall cause its Subsidiaries
to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate, unless in the good faith judgment of the Company such use is not in the best interests of the Company or would be disadvantageous to the holders of the Securities.


SECTION 1008.    Limitation on Company Funded Debt.

                          The Company shall not Incur any Funded Debt unless,
after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Company's Funded Debt would be less than 90% of the Company's Tangible Net Worth as of the date of the most recent financial statements filed with the Commission and, of this amount, Funded Debt of the Company that would rank by its terms, in bankruptcy or otherwise, pari passu with the Securities would be less than 50% of the Company's Tangible Net Worth as of the date of the most recent financial statements filed with the Commission.

                          Notwithstanding the foregoing limitation, the Company
may Incur Funded Debt to renew, extend, refinance or refund (each, a "refinancing") any outstanding Funded Debt (or Debt which at the time of original Incurrence was Funded Debt). Incurred in compliance with the Indenture in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided, however, that Funded Debt the proceeds of which are used to refinance Debt which is pari passu to the Securities or subordinate in right of payment to the Securities shall only be permitted if (A) in the case of any refinancing of Debt which is pari passu to the Securities, the refinancing Debt is made pari passu to the Securities or subordinated to the Securities, and, in the case of any refinancing of Debt which is subordinated to the Securities, the refinancing Debt constitutes Subordinated Debt and (B) in either case, the refinancing Funded Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Funded Debt is issued, (x) does not provide for payments of principal of such Funded Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Funded Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced and (y) does not permit redemption or other retirement (including pursuant to an Offer to Purchase made by the Company) of such Funded Debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced, other than a redemption or other retirement at the option of the holder of such Funded Debt (including pursuant to an Offer to Purchase made by the Company) which is conditioned upon a change substantially similar to those described in
Section 1015.


SECTION 1009.  Limitation on Restricted Payments.


        The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, (i) declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof (including pursuant to a merger or consolidation of the Company or such Subsidiary, but excluding (a) any pro rata dividend or distribution payable solely in shares of its Capital Stock or in options, warrants or rights to acquire shares of its Capital Stock, (b) any dividends or distributions payable by any Subsidiary of the Company to the Company or another Subsidiary of the Company and (c) any dividends or distributions payable by any Subsidiary of the Company pro rata to the holders of such Subsidiary's Capital Stock), (ii) purchase, redeem, or otherwise retire or acquire for value (a) any Capital Stock of the Company, any Subsidiary of the Company (other than a Wholly Owned Subsidiary) or any Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company, any

Subsidiary of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company, any Subsidiary of the Company or any Related Person of the Company,
(iii) make any Investment in any Person, other than a Permitted Investment,
(iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company (other than the Securities and other than in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of shares of any class of Capital Stock (other than Redeemable Stock) of the Company), and (v) make any Investment in any Unrestricted Subsidiary (each of clauses (i) through (v) being a "Restricted Payment") if: (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, (2) upon giving effect to such Restricted Payment, the Company would not be able to Incur $1 of additional Debt in accordance with the limitations described under the first paragraph of Section 1008, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of the Indenture exceeds the sum of: (a) $7.5 million plus (b) 50% of cumulative Consolidated Adjusted Net Income after June 30, 1994 through the last day of the last full fiscal quarter immediately preceding such Restricted Payment for which quarterly or annual financial statements of the Company are available (or if such cumulative Consolidated Adjusted Net Income shall be a deficit, minus 100% of such deficit) plus (c) 100% of the aggregate net proceeds, including the fair value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of the Board of Directors filed with the Trustee), (without duplication, including the issuance of Capital Stock in (iv) above) from (1) the issuance of Capital Stock (other than Redeemable Stock) of the Company; (2) the issuance or exercise of options, warrants or other rights on Capital Stock (other than Redeemable Stock) of the Company (other than to a Subsidiary of the Company); and (3) the amount by which Debt or Redeemable Stock of the Company is reduced on the Company's balance sheet upon the conversion of such Debt or Redeemable Stock into Capital Stock (other than Redeemable Stock) of the Company (other than by a Subsidiary of the Company) after the date of the Indenture plus (d) any dividends or distributions or other similar payments paid to the Company or any Subsidiary of the Company by any Unrestricted Subsidiary after the date of the Indenture plus (e) the amount of any repayment (other than a dividend, distribution or other similar payment) to the Company or a Subsidiary of the Company of any Investment in, an

Unrestricted Subsidiary, Affiliate of the Company or Related Person of the Company to the extent such Investment resulted in the making of a Restricted Payment; provided that, in the case of clauses (d) and (e), Consolidated Adjusted Net Income for the purposes of clause (b) above only, shall not include the amount of any such payments.


        The foregoing provision will not be violated by reason of (i) the payment of any dividend within 60 days after the declaration thereof if at the declaration date such payment would have complied with the foregoing provision,
(ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Related Person of the Company, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip) or out of the net cash proceeds of a substantially concurrent issue and sale of shares of Capital Stock (other than Redeemable Stock) of the Company, (iii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the date of the Indenture does not exceed $1 million in any fiscal year; (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Debt (other than Redeemable Stock) (a "refinancing") through the issuance of new Subordinated Debt, provided that any such new Debt (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount calculated as of the date of determination) plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; (2) has an average life to stated maturity greater than or equal to the remaining average life to stated maturity of the Debt so refinanced (or, if shorter, the Securities); and
(3) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Debt to be refinanced, (v) unsecured loans to directors or executive officers of the Company or any of its Subsidiaries made after the date of this Indenture not in the ordinary course of business in an amount not to exceed $1.5 million in the aggregate at any one time outstanding,
(vi) mortgage and consumer loans to officers, directors or employees of the Company or its Subsidiaries made by the Bank after the date of the Indenture in the ordinary course of business, or (vii) payments made pursuant to tax sharing or tax allocation agreements from Subsidiaries of the Company to the Company or another Subsidiary of the Company.



SECTION 1010.    Limitations Concerning Distributions By Subsidiaries, etc.

        The Company shall not, and shall not permit any Subsidiary of the Company to, suffer to exist any consensual encumbrance or restriction (other than pursuant to a Regulatory Requirement) on the ability of such Subsidiary
(i) to pay directly or indirectly dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Subsidiary of the Company; (ii) to make loans or advances to the Company or any Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company.



        Notwithstanding the foregoing, the Company may permit a Subsidiary to suffer to exist any such encumbrance or restriction (a) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired, directly or indirectly, by the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary of the Company; (b) pursuant to any agreement existing on the date of the Indenture, and any extension or renewal thereof; (c) pursuant to agreements governing Bank Subordinated Debt that (1) prohibit distributions when (A) an event of default under such agreement has occurred or (B) after giving effect to such distribution, the Bank would fail to meet the regulatory capital standards necessary to be deemed a "Tier 1 Institution" under OTS regulations, or (2) provide for restrictions on distributions that are no more restrictive than the provisions set forth in Section 1009 or (d) pursuant to an agreement effecting a renewal, refunding, refinancing or extension of Debt or Preferred Stock Incurred pursuant to an agreement referred to in clause (a) above; provided, however, that the provisions contained in such renewal, refunding, refinancing or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of the Board of Directors.


SECTION 1011. Limitation on Dispositions of Certain Capital Stock and Assets of Subsidiaries that are Insured Depository Institutions.



                          (a)     The Company shall not, and shall not permit
any Subsidiary of the Company to, directly or indirectly, (i) transfer, convey, sell, lease or otherwise dispose of any outstanding Common Stock or Voting
Stock of any Bank Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company or such Subsidiary, unless (a) such transfer, conveyance, sale, lease or other disposition shall consist of a sale of all of the Common Stock and Voting Stock of such Bank Subsidiary owned by the Company and any Subsidiary of the Company, (b) the Company receives consideration at the time of such sale at least equal to the fair market value of the Common Stock or Voting Stock sold (as determined in good faith by the Board of Directors of the Company), of which the lesser of 75% of such consideration or the then outstanding principal balance of and accrued interest on the Securities shall be in the form of cash or readily marketable cash equivalents, (c) and the Net Available Proceeds from such sale are applied in accordance with the next sentence, (ii) permit any Bank Subsidiary to merge or consolidate with any other Person either unless (a) the surviving entity is the Company, a Wholly Owned Subsidiary of the Company or, in the case of a Bank Subsidiary that is a Subsidiary of another Subsidiary of the Company, such other Subsidiary or a Wholly Owned Subsidiary thereof, or (b) the Company receives consideration at the time of the merger or consolidation at least equal to the fair market value of the properties and assets of the Bank Subsidiary that is merged or consolidated (as determined in good faith by the Board of Directors of the Company), of which the lesser of 75% of such consideration or the then outstanding principal balance of and accrued interest on the Securities shall be in the form of cash or readily marketable cash equivalents and the Net Available Proceeds from such sale are applied in accordance with the next sentence, (iii) permit any Bank Subsidiary to convey or transfer its properties and assets substantially as an entirety to any Person except the Company, a Wholly Owned Subsidiary of the Company or, in the case of a Bank Subsidiary that is a Subsidiary of another Subsidiary of the Company, such other
Subsidiary or a Wholly Owned Subsidiary thereof unless the Company receives consideration at the time of the conveyance or transfer at least equal to the fair market value of the properties and assets sold (as determined in good faith by the Board of Directors of the Company), of which the lesser of 75% of such consideration or the then outstanding principal balance of and accrued interest on the Securities shall be in the form of cash or readily marketable cash equivalents and the Net Available Proceeds from such sale are applied in accordance with the next sentence, and (iv) permit any Bank Subsidiary to issue shares of its Common Stock or Voting Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Common Stock or Voting Stock, to any Person other than the Company or a Wholly Owned Subsidiary of the Company or, in the case of a Bank Subsidiary that is a Subsidiary of another Subsidiary of the Company, such other Subsidiary or a Wholly Owned Subsidiary thereof. Net Available Proceeds from transactions described in the preceding sentence shall be applied, within 270 days from the later of (x) the closing of any such transaction or (y) the receipt of such Net Available Proceeds, (i) first, to the extent the Company elects, to make an Investment in an Insured Depository Institution, (ii) second, to the extent the Company elects, to prepay, repay or repurchase Debt of a Wholly Owned Subsidiary (other than Debt owed to the Company or an Affiliate of the Company), (iii) third, to the extent Net Available Proceeds exceed the amount applied in accordance with clauses (i) and
(ii) ("Excess Proceeds"), to make an offer to apply the Excess Proceeds, once such Excess Proceeds exceed $5 million, to make an Offer to Purchase the Securities at a purchase price in cash equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase. To the extent Excess Proceeds exist after application in accordance with clauses (i), (ii) and
(iii), the Company may apply such Excess Proceeds for any general business purposes not otherwise prohibited under this Indenture.



                          (b)     The Company will mail the Offer for an
Offer to Purchase required pursuant to Section 1011(a) not more than 90 days after consummation of the disposition referred to in Section 1011(a). The aggregate principal amount of the Securities to be offered to be purchased pursuant to the Offer to Purchase shall equal the Excess Proceeds available therefor pursuant to clause (iii) in the second to last sentence of Section 1011(a) (rounded down to the next lowest integral multiple of $1,000). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.

                          The Company shall not be entitled to any credit
against its obligations under this Section 1011 for the principal amount of any Securities acquired by the Company otherwise than pursuant to the Offer to Purchase pursuant to this Section 1011.

                          (c)     Not later than the date of the Offer with
respect to an Offer to Purchase pursuant to this Section 1011, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Purchase Amount, and (ii) the allocation of the Net Available Proceeds from the disposition pursuant to which such Offer is being made, including, if amounts are reinvested in a Wholly Owned Subsidiary, the amount and nature of any Investment in a Wholly Owned Subsidiary.

                          The Company and the Trustee shall perform their
respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

SECTION 1012.  Limitation on Liens.

                 The Company shall not incur or suffer to exist any Lien other than a Permitted Lien on (i) the Voting Stock of the Bank (other than directors' qualifying shares) as security for Debt or (ii) any of its assets (other than the Voting Stock of the Bank) as security for Funded Debt, without, in the cases of either (i) or (ii), effectively providing that the Securities will be equally and ratably secured with (or, in the case of Subordinated Debt, prior to) such Debt.


SECTION 1013.    Limitation on Transactions with Affiliates and Related
                 Persons.



        The Company shall not, and shall not permit any Subsidiary of the Company to, enter into any transaction or series of related transactions with an Affiliate or Related Person of the Company (other than between the Company and Wholly Owned Subsidiaries of the Company or between Wholly Owned Subsidiaries of the Company) unless (i) such transaction is on terms no less favorable to the Company or such Subsidiary (as conclusively evidenced by a resolution of the Board of Directors of the Company) than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or a Related Person of the Company, (ii) with respect to a transaction or series of transactions involving aggregate value in excess of $2.5 million, the transaction or series of transactions is approved by a majority of the Board of Directors of the Company and (iii) with respect to a transaction or series of transactions not reported to the OTS involving aggregate value in excess of $10 million, the Company delivers to the Trustee an opinion of a nationally recognized investment banking firm stating that the transaction or series of transactions is fair (from a financial point of view) to the Company.


                          Notwithstanding the foregoing, the following shall
not be deemed to be a transaction for purposes of the foregoing: (i) the issuance by the Company or any Subsidiary of the Company of Debt otherwise permitted under the Indenture, (ii) any issuance of securities, or other payments, awards, or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, benefit plans, stock options and stock ownership plans approved by the Board of Directors of the Company or any Subsidiary of the Company, (iii) loans or advances to officers, directors and employees of the Company or any Subsidiary of the Company made in the ordinary course of business or approved by the Board of Directors, (iv) any transaction with an officer or director of the Company or any Subsidiary of the Company entered into in the ordinary course of business, (v) the payment of reasonable fees to directors of the Company and of any Subsidiary of the Company who are not employees of the Company or any Subsidiary of the Company, (vi) reasonable and customary indemnification arrangements between the Company or any Subsidiary of the Company and their respective directors and officers, (vii) transactions between the Company or its Subsidiaries, on the one hand, and any investment banking firm and its Affiliates on the other hand, involving the provision of financial, consulting or underwriting services, (viii) any Permitted Investment
(ix) any payments, distributions or dividends permitted under Section 1009, (x) payments made by the Company or any Subsidiary of the Company pursuant to any tax sharing or tax allocation agreement between the Company and any Subsidiary of the Company, or (xi) allocation of corporate overhead expenses by the Company to any Subsidiary of the Company.


SECTION 1014.    Maintenance of Status.

                          The Company shall cause the Bank to do all things
necessary to maintain the Bank's status as an "insured depository institution" within the meaning of the Federal Deposit Insurance Act.


SECTION 1015.  Change of Control.

                          (a)  Upon the occurrence of a Change of Control, the
Company shall be required to make an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the Redemption Date. The Company shall comply with the provisions of Article Eleven if it exercises its redemption option.

                          The Company shall, within 45 days following the date
of the consummation of a transaction resulting in a Change in Control, mail an Offer with respect to an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of their principal amount plus accrued interest to the Purchase Date (provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount.



        (b) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder.
Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.



                          (c)  A "Change of Control" shall be deemed to have
occurred in the event that, after the date of the Indenture, either (A) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors; or (B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person of such Group, will constitute a majority of the Board of Directors of the Company.

                          In the event that the Company makes an Offer to
Purchase the Securities, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of
Section 14(e) of, and Rule 14e-1 under, the Securities Exchange Act of 1934.

SECTION 1016.    Notice Requirement.



                          The Company will deliver a notice to the Trustee
within 30 days after the Bank receives notice from the OTS that it has ceased to be a "Tier 1 association" as defined in the OTS regulation regarding capital distributions. The Trustee will notify the Holders within 30 days of receipt of such notice in accordance with Section 106 of this Indenture.



SECTION 1017.  Provision of Financial Information.

                          Whether or not the Company is subject to Section
13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall prepare the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, and, unless such filing is not permitted under the Exchange Act, file such reports and other documents with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee copies of such annual reports, quarterly reports and other documents and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder or prospective purchaser of Securities.


SECTION 1018.    Statement by Officers as to Default; Compliance Certificates.

                          (a)  The Company will deliver to the Trustee, within
90 days after the end of each fiscal year[, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter),] of the Company ending after the date hereof an Officers' Certificate of the principal executive, financial or accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1017, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                          (b)  The Company shall deliver to the Trustee, as
soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

                          (c)  The Company shall deliver to the Trustee
within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default has come to their attention and, if such a default has come to their attention, specifying the nature and period of the existence thereof.


SECTION 1019.  Waiver of Certain Covenants.

                          The Company may omit in any particular instance to
comply with any covenant or condition set forth in Section 801 or Sections 1004 to 1017, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver of any terms of such Offer that are made for the benefit of the Holders may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company shall not omit to comply with such terms of such Offer as to such Holder.

                                 ARTICLE ELEVEN

                            Redemption of Securities

SECTION 1101.  Right of Redemption.

                          The Securities may be redeemed at the election of the
Company, as a whole or from time to time in part, at any time on or after __________________, 1999 and prior to maturity, at the Redemption Prices specified in the form of Security hereinbefore set forth.


SECTION 1102.  Applicability of Article.

                          Redemption or Securities at the election of the
Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103.  Election to Redeem; Notice to Trustee.

                          The election of the Company to redeem any Securities
pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.


SECTION 1104.    Selection by Trustee of Securities to Be Redeemed.

                          If less than all the Securities are to be redeemed,
the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

                          The Trustee shall promptly notify the Company and
each Securities Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                          For all purposes of this Indenture, unless the
context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.


SECTION 1105.  Notice of Redemption.

                          Notice of redemption shall be given by first-class
mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                          All notices of redemption shall state:

                          (1)  the Redemption Date,

                          (2)  the Redemption Price,

                          (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                          (4) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                          (5)     the CUSIP number.

                          Notice of redemption of Securities shall be given by
the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


                          Such notice if mailed in the manner herein provided
shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.


SECTION 1106.  Deposit of Redemption Price.


                          On or prior to any Redemption Date, the Company shall
deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
1003) an amount of money sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Securities which are to be redeemed on that date.

SECTION 1107.  Securities Payable on Redemption Date.


                          Notice of redemption having been given as aforesaid,
the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to but excluding the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                          If any Security called for redemption shall not be so
paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.


SECTION 1108.  Securities Redeemed in Part.

                          Any Security which is to be redeemed only in part
shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                       Defeasance and Covenant Defeasance

SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance.

                          The Company may at its option by Board Resolution, at
any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.


SECTION 1202.  Defeasance and Discharge.

                          Upon the Company's exercise of the option provided in
Section 1201 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.


SECTION 1203.  Covenant Defeasance.


                          Upon the Company's exercise of the option provided in
Section 1201 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1018, inclusive, and clauses
(1), (3), and (4) of Section 801 and (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to clauses (1), (3) or (4) of Section
801), 501(5) (with respect to any of Sections 1005 through 1018, inclusive), 501(6) and 501(7), shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.



SECTION 1204.    Conditions to Defeasance or Covenant Defeasance.

                          The following shall be the conditions to application
of either Section 1202 or Section 1203 to the then Outstanding Securities:

                          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
                 (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each instalment of interest on the Securities on the Stated Maturity of such principal or instalment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of

                 America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                          (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                          (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                          (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                          (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.



                          (6) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).




                          (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.


                          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.

                          (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                          Subject to the provisions of the last paragraph of
Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                          The Company shall pay and indemnify the Trustee
against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                          Anything in this Article Twelve to the contrary
notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.


SECTION 1206.  Reinstatement.


                          If the Trustee or the Paying Agent is unable to apply
any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1202 or 1203; provided, however, that (a) if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent and (b) the Trustee or Paying Agent shall, after payment of their respective fees, return all such United States dollars and U.S. Government Obligations to the Company promptly after receiving a Company Request therefor at any time, if such reinstatement of the Company's obligations has occurred and continues to be in effect at such time.


                              ____________________


                          This instrument may be executed in any number of
counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                          IN WITNESS WHEREOF, the parties hereto have caused
this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         FIRSTFED FINANCIAL CORP.


                                         By:__________________________
                                            Name:
                                            Title:


Attest:

____________________                     _____________________________
Name:
Title:


                                         HARRIS TRUST COMPANY OF
                                          CALIFORNIA


                                         By:__________________________
                                            Name:
                                            Title:


Attest:

____________________
Name:
Title:

                                         The undersigned agrees to
                                         act as Paying Agent hereunder

                                         BANK OF MONTREAL TRUST COMPANY

                                         By:_________________________
                                            Name:
                                            Title:

STATE OF CALIFORNIA   )   ss.:
COUNTY OF LOS ANGELES )


                          On the ____ day of _______, 1994, before me
personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is __________ of FIRSTFED FINANCIAL CORP., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                                         _______________________




STATE OF CALIFORNIA   )   ss.:
COUNTY OF LOS ANGELES )


                          On the ____ day of ____, 1994, before me personally
came ________________, to me known, who, being by me duly sworn, did depose and say that he is _______________ of HARRIS TRUST COMPANY OF CALIFORNIA, one of the corporations described in and which executed the foregoing instrument;
that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                                                     ___________________________